UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2005

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

Item 9.01	Financial Statements and Exhibits

c) Exhibits

99.1	Text of Unizan Financial Corp. release dated January 24, 2005

CANTON, Ohio – January 24, 2005 – Unizan Financial Corp. (NASDAQ: UNIZ), the holding company for Unizan Bank, National Association, announced today that it intends to record an other-than-temporary impairment non-cash after-tax charge of $2.2 million, or $0.10 per diluted share, in the quarter ending December 31, 2004, related to $10.5 million face value of perpetual preferred stock issued by government sponsored entities, Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”). The perpetual preferred stock issues are investment grade securities (AA- by S&P, Aa3 by Moody’s) that are held in the Company’s available-for-sale securities portfolio. On January 20, 2005, Unizan decided to record this unrealized loss as an other- than-temporary impairment in accordance with generally accepted accounting principles. Prior to this charge, the decline in value of these securities was recorded as an unrealized mark-to-market loss on securities available-for-sale and reflected as a reduction to equity through other comprehensive income. Accordingly, the reclassification of the unrealized after-tax loss to an other-than-temporary impairment non-cash charge will not affect total shareholders’ equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005	UNIZAN FINANCIAL CORP.

	By:	/s/ James H. Nicholson

	Its:	EVP & Chief Operating Officer